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                                                                  EXHIBIT 10.10



                        AMENDMENT TO EMPLOYMENT AGREEMENT


This Amendment dated 20 January 2000 (The Effective Date) amends the Employment Agreement between Aris (The Company) and William E. Bent' (The Executive) dated, 30 June 1998.

        Purpose of Amendment: The Company would like to extend the Employee Agreement as an incentive to the Executive to continue to serve as Vice President of ERP Consulting or an equivalent position through 01 January 2001.

        All terms and conditions remain the same except for the following:

        Paragraph 1. (a) Term: The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the Effective Date and ending on the Eve of 01 January 2001.

        Paragraph 3. (a) Signing Bonus: No additional signing Bonus will be paid for the extension to 01 January 2001.

        Paragraph 5. (b) of the Employee Agreement is hereby rendered null and void. In its place, the parties substitute the following:

        5. (b) (amended) Except as otherwise provided in this Agreement, it shall terminate upon the death, or disability of the Executive. For purposes of
Section 5(b), "disability" shall mean that for a period of four consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. In the event the Executive , becomes disabled on or before June 30, 2000, the Executive shall be paid compensation, benefits and bonus that may accrue for 24 months. The Company shall have the right to offset from such compensation any disability payments received by the Executive or his Estate from the Company's Group (Supplemental) Long Term Disability (LTD) program. The Executive's right to disability compensation under this Agreement shall cease after June 30, 2000. In the event of the death of the Executive on or before June 30, 2000, the Executive's estate shall receive compensation, benefits and bonus that may accrue for 24 months. In the event of Executive's death after June 30, 2000, his Estate shall not receive any compensation under this agreement.

In witness whereof, the Company and the Executive has executed this Agreement as of the Date and Year first above written.;




                                      ARIS Corporation


                                      By /s/ PAUL SONG
                                        ---------------------------------------
                                        Paul Song, President and CEO


                                      EMC


                                      By /s/ WILLIAM E. BERRY
                                        ---------------------------------------
                                        William E. Berry